UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549



                          FORM 8-K


                       CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15(d) OF
           THE SECURITIES AND EXCHANGE ACT OF 1934


 Date of Report (Date of Earliest Event Reported)  November 7, 2002


                  AEI INCOME & GROWTH FUND 24 LLC
   (Exact Name of Registrant as Specified in its Charter)

                           State of Delaware
   (State or other Jurisdiction of Incorporation or Organization)




             000-49653                    41-1990952
      (Commission File Number)          (I.R.S. Employer
                                       Identification No.)


   1300 Minnesota World Trade Center, St. Paul, Minnesota  55101
              (Address of Principal Executive Offices)


                         (651) 227-7333
    (Registrant's telephone number, including area code)



    (Former name or former address, if changed since last
                           report)


Item 2.   Acquisition or Disposition of Assets.

        On November 7, 2002, the Limited Liability Company (the Company) purchased a 72% interest in a Jared Jewelry Store in Pittsburgh, Pennsylvania from McKnight Road Development, LLC. The total cash purchase price of the land and building was approximately $3,610,717. The remaining interest in the property is owned by AEI Private Net Lease Millennium Fund Limited Partnership, an affiliate of the LLC. McKnight Road Development, LLC is not affiliated with the Company.

        The cash, used in purchasing the property, was from the proceeds of sale of LLC Units.

Item 7. Financial Statements and Exhibits.

       (a) Financial statements of businesses acquired. -  Not
           Applicable.  Property was newly constructed.

       (b) On  November  7,  2002, the Company  purchased  its
           interest in the property for $2,599,716. The property was acquired with cash which was provided from proceeds of sale of LLC Units. A limited number of proforma adjustments are required to illustrate the effects of the transactions on the balance sheet and income statement. The following narrative description is furnished in lieu of the proforma statements:

           Assuming the Company had purchased the property on October 31, 2001 (date the Company commenced operations), the Company's Investments in Real Estate would have been increased by $2,599,716 and its Current Assets (cash) would have been reduced by $2,599,716.

           The Total Income for the Company would have increased from $50,013 to $90,061 for the period ended December 31, 2001 and from $308,160 to $488,374 for the nine months ended September 30, 2002 if the Company had owned the property during the periods.

           Depreciation   Expense  would  have  increased   by
           $8,296  and  $37,331 for the period ended  December
           31, 2001 and the nine months ended September 30, 2002, respectively.

           The net effect of these proforma adjustments would have caused Net Income to increase from $19,040 to $50,792 and from $123,209 to $266,092 which would have resulted in Net Income of $22.76 and $34.13 per LLC Unit outstanding for the period ended
           December 31, 2001 and the nine months ended September 30, 2002, respectively.

       (c) Exhibits.

            Exhibit 10.1 -Assignment  of  Purchase  and  Sale
                          Agreement  dated   October 29, 2002
                          between   the   Company,  AEI  Fund
                          Management,  Inc.  and  AEI Private
                          Net Lease Millennium Fund   Limited
                          Partnership related to the property
                          at 7381 McKnight   Road Pittsburgh,
                          Pennsylvania    (incorporated    by
                          reference to  Exhibit 10.3 of  Form
                          10-QSB filed November 7, 2002).

                    10.2 -Assignment and Assumption of  Lease
                          dated November 7, 2002 between  the
                          Company,  AEI  Private  Net   Lease
                          Millennium Fund Limited Partnership
                          and McKnight Road  Development, LLC
                          relating  to  the property at  7381
                          McKnight      Road      Pittsburgh,
                          Pennsylvania    (incorporated    by
                          reference  to  Exhibit 10.4 of Form
                          10-QSB filed November 7, 2002).



                         SIGNATURES

        Pursuant  to  the  requirements  of  the  Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               AEI INCOME & GROWTH FUND 24 LLC

                               By:  AEI Fund Management XXI, Inc.
                              Its:  Managing Member


Date:  November 18, 2002       /s/ Mark E Larson
                              By:  Mark E. Larson
                              Its Chief Financial Officer
                                  (Principal Accounting and
                                  Financial Officer)